FIRST AMENDMENT TO PLEDGE AGREEMENT

THIS FIRST AMENDMENT TO PLEDGE AGREEMENT (this “Amendment”) is made this 24th day of December, 2008 by and among Hanqiao Zheng (“Zheng”), Guohua Ku (“Ku”), and Carlyle Asia Growth Partners III, L.P. (“CAGP”), and CAGP III Co-Investment, L.P. (together with CAGP, the “Secured Party”).

WITNESSETH

WHEREAS, Zheng and the Secured Party entered into and executed a Share Pledge Agreement dated November 16, 2007 (the “Pledge Agreement”);

WHEREAS, pursuant to that certain Share Purchase Agreement, dated the date hereof, Zheng has transferred and assigned all of his ownership interest of China Recycling Energy Corporation to Ku; and

WHEREAS, in light of the above, Zheng, Ku and the Secured Party desire to make certain amendments to the Pledge Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Amendment.  The Pledge Agreement is hereby amended by substituting Hanqiao Zheng under the Pledge Agreement with Guohua Ku as Pledgor.  Ku shall be substituted for Zheng in all respects under the Pledge Agreement and shall be entitled to enforce any and all rights and benefits arising under the Pledge Agreement. Zheng shall no longer have any rights, benefits or obligations under the Pledge Agreement, except as provided therein.

2.    Effect of Amendment.  Except as expressly set forth herein, all terms of the Pledge Agreement remain in full force and effect, and constitute the legal, valid, binding and enforceable obligations of the parties thereto.

3.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without respect to any principles of conflict of law.

4.    Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

(SIGNATURE PAGE TO FOLLOW)

IN WITNESS WHEREOF, the parties have caused this First Amendment to Pledge Agreement to be duly executed as of the date first above written.

By:	/s/ Hanqiao Zheng
Hanqiao Zheng

By:	/s/ Guohua Ku
Guohua Ku

CARLYLE ASIA GROWTH PARTNERS III, L.P.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director

CAGP III CO-INVESTMENT, L.P.

By:	/s/ Daniel A. D’Aniello
Name:	Daniel A. D’Aniello
Title:	Director